As filed with the Securities and Exchange Commission on March 26, 2025
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMDEN NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maine
(State or other jurisdiction of incorporation or organization)
01-0413282
(I.R.S. Employer Identification No.)
2 Elm Street
Camden, ME 04843
(207) 236-8821
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Simon R. Griffiths
President and Chief Executive Officer
Camden National Corporation
2 Elm Street
Camden, Maine 04843
(207) 236-8821
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jared M. Fishman
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
(212) 558-4000

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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

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PROSPECTUS

CAMDEN NATIONAL CORPORATION

Common Stock
Debt Securities
Warrants
of
CAMDEN NATIONAL CORPORATION

The securities identified above may be offered and sold from time to time by us in one or more offerings. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

Our common stock is listed on the NASDAQ Global Market (“NASDAQ”) and trades under the ticker symbol “CAC”.

Investing in our securities involves certain risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See “Risk Factors” on page 2 of this prospectus and our most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risks.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

The date of this prospectus is March 26, 2025.

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We are responsible only for the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

About This Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. The prospectus does not contain all information included in the registration statement. Under this shelf registration process, we may offer and sell the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information”.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we”, “us”, “our”, the “Company”, or “Camden” or similar references mean Camden National Corporation.

Risk Factors

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

Cautionary Statement Regarding Forward-Looking Information

The discussions set forth below and in the documents we incorporate by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “target,” “potential” or “goal” or future or conditional verbs such as “will,” “may,” “might,” “should,” “could” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult for the Company to predict. The actual results, performance or achievements of the Company may differ materially from what is reflected in such forward-looking statements.

Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

The following factors, among others, could cause the Company’s financial performance to differ materially from the Company’s goals, plans, objectives, intentions, expectations and other forward-looking statements:
•weakness in the United States economy in general and the regional and local economies within the Northern New England region, which could result in a deterioration of credit quality, an increase in the allowance for credit losses or a reduced demand for the Company’s credit or fee-based products and services;
•changes in trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the imposition of tariffs or retaliatory tariffs;
•inflation, interest rate, market, and monetary fluctuations;
•ongoing competition in the labor markets and increased employee turnover;
•the adequacy of succession planning for key executives or other personnel, and the Company’s ability to transition effectively to new members of the senior executive team;
•competitive pressures, including continued industry consolidation and the increased financial services provided by non-banks;
•deterioration in the value of the Company's investment securities;
•commercial real estate vacancies and their impact on the ability of borrowers to repay their loans;
•volatility in the securities markets that could adversely affect the value or credit quality of the Company’s assets, impairment of goodwill, or the availability and terms of funding necessary to meet the Company’s liquidity needs;
•changes in information technology and other operational risks, including cybersecurity, that require increased capital spending;
•changes in consumer spending and savings habits;
•changes in tax, banking, securities and insurance laws and regulations;
•the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board ("FASB"), and other accounting standard setters;
•the effects of climate change on the Company and its customers, borrowers or service providers;

•the effects of civil unrest, international hostilities, including the war in Ukraine and conflict in the Middle East, or other geopolitical events;
•the effects of epidemics and pandemics;
•turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including Camden National Bank, to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital;
•actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions;
•increases in deposit insurance assessments due to bank failures;
•changes to regulatory capital requirements in response to recent development affecting the banking sector; and
•questions about the soundness of one or more financial institutions with which the Company does business.

In addition, statements regarding the potential effects of notable national and global current events on the Company’s business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control.

Statements relating to the Company's recent acquisition of Northway Financial, Inc. (“Northway”) may also be forward-looking statements. Factors that could cause actual results to differ materially include the following:

•the reaction to the transaction of the companies' customers, employees and counterparties;
•customer disintermediation;
•expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; and
•credit and interest rate risks associated with Camden's and Northway's respective businesses, customers, borrowings, repayment, investment and deposit practices.

You should carefully review all of these factors, and be aware that there may be other factors that could cause differences, including the risk factors listed in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company's quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Readers should carefully review the risk factors described therein and should not place undue reliance on our forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this report, and we undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except to the extent required by applicable law or regulation.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements, and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future (File No. 001-13227) under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is complete (other than information in such additional documents that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):

•Annual Report on Form 10-K for the year ended December 31, 2024;
•Definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Shareholders filed on April 5, 2024;
•Current Reports on Form 8-K or Form 8-K/A filed on January 2, 2025, February 26, 2025, March 11, 2025 and March 25, 2025; and
•The description of our common stock contained in the Description of Capital Stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any amendment or report filed for the purpose of updating such description.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Camden National Corporation
2 Elm Street
Camden, Maine 04843
(207) 236-8821

About Camden National Corporation

Camden National Corporation is a publicly-held bank holding company, with $5.8 billion in assets at December 31, 2024, incorporated under the laws of the State of Maine and headquartered in Camden, Maine. Camden National Bank (the “Bank”), a wholly-owned subsidiary of the Company, was founded in 1875. The Company was founded in 1984, went public in 1997 and is registered with NASDAQ under the ticker symbol “CAC.”

The primary business of the Company and the Bank is to attract deposits from, and to extend loans to, consumer, institutional, municipal, non-profit and commercial customers. The Company, through the Bank, provides a broad array of banking and other financial services, including wealth management and trust services, brokerage, investment advisory and insurance services, to consumer, business, non-profit and municipal customers. As of December 31, 2024, the Bank had 56 branches in 13 of Maine's 16 counties, and two locations in New Hampshire, including a branch in Portsmouth and a commercial loan production office in Manchester. Upon completing the acquisition of Northway Financial, Inc. (“Northway”) and its bank subsidiary, Northway Bank, on January 2, 2025, the Bank added 17 branches in New Hampshire and now has a physical presence in seven of New Hampshire’s ten counties. The Bank offers comprehensive wealth management and trust services, including investment advisory services, through our wealth management team, doing business as Camden National Wealth Management, and brokerage, investment advisory, insurance and financial planning services through our financial consulting team, doing business as Camden Financial Consultants.

On January 2, 2025, we completed our acquisition of Northway, which added $971.9 million of deposits and $1.2 billion total assets to our balance sheet, as of January 2, 2025.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

Summary of the Securities We May Offer

We may use this prospectus to offer securities in one or more offerings of common stock, debt securities and/or warrants. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may offer and sell the securities to or through one or more underwriters, dealers or agents, or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock
We may sell our common stock, no par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Debt Securities
We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or junior, and may be subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

Warrants
We may sell warrants to purchase shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Validity of Securities

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Brandon Boey, Senior Vice President, General Counsel and Corporate Secretary of Camden National Corporation, or by such other counsel as we may designate from time to time. Mr. Boey beneficially owns shares of our common stock as well as equity awards. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

Experts

The consolidated financial statements of Camden National Corporation as of December 31, 2024 and 2023 and for each of the years in the three year period ended December 31, 2024 and the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated in this Prospectus by reference from the Camden National Corporation Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated and included in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

CAMDEN NATIONAL CORPORATION

COMMON STOCK
DEBT SECURITIES
WARRANTS

PROSPECTUS

March 26, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.

Amount To Be Paid
Registration Statement filing fees	$(1)
Blue Sky fees and expenses	(2)
Printing and engraving expenses	(2)
Trustee, registrar and transfer agent, depositary and warrant agent fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	$

(1)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

(2)	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers

Camden is a Maine corporation. The Maine Business Corporation Act (“MBCA”) Chapter 8, Subchapter 5, provides that a corporation may, subject to certain limitations, indemnify its directors and officers and must, in certain cases, indemnify a director or officer for reasonable costs if the director or officer is wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. MBCA Chapter 8, Subchapter 5 allows a corporation to limit or expand its obligation to indemnify its directors and officers in the corporation’s articles of organization, bylaws, or a contract adopted by its board of directors or shareholders.

Under Camden’s Bylaws, Camden shall, to the fullest extent permitted by applicable law, indemnify each director against all liability to any person for any failure to take an action as a director of the Camden except liability for (1) receipt of a financial benefit to which the director is not entitled, (2) an intentional infliction of harm on Camden or its stockholders, (3) an intentional violation of criminal law, or (4) a violation of MBCA Chapter 8, Subchapter 4, Section 833. Under Camden’s bylaws, Camden may, but it is not required, to the fullest extent permitted by law, indemnify in whole or in part any officer of Camden for liability to any person or for action taken or any failure to take an action as an officer of Camden except liability for (1) receipt of a financial benefit to which the officer is not entitled, (2) an intentional infliction of harm on Camden or its stockholders, or (3) an intentional violation of criminal law. The decision as to whether Camden will indemnify an officer for liability and, if so, to what extent, is determined by the Camden board within a reasonable period of time of having received a written request for indemnification from the officer.

Under Camden’s bylaws, Camden may, but is not required to, advance funds, before final disposition of a proceeding, to pay for or reimburse reasonable expenses incurred by a director or officer who is a party to a proceeding because the individual is or was a director or officer of Camden if the director or officer delivers to Camden (1) a written affirmation of the individual’s good faith belief that he or she has met the relevant standard of conduct described in the MBCA and (2) the individual’s signed written undertaking to repay any funds advanced if the individual is not entitled to mandatory indemnification under the MBCA and it is ultimately determined that the individual has not met the relevant standard of conduct described in MBCA.

Camden maintains insurance policies under which coverage is provided (1) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (2) to itself with respect to payments which Camden may make to such officers and directors pursuant to the indemnification provisions described above or otherwise as a matter of law.

Item 16. Exhibits

The exhibits filed (unless otherwise noted) as a part of this registration statement are set forth in the Exhibit Index below.
EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.*
4.1
Amended and Restated Articles of Incorporation of Camden National Corporation (filed as Exhibit 3.1 to Camden National Corporation’s Current Report on Form 8-K (File No. 001-13227) filed on May 25, 2023 and incorporated herein by reference).

4.2
Amended and Restated Bylaws of Camden National Corporation (filed as Exhibit 3.2 to Camden National Corporation’s Current Report on Form 8-K (File No. 001-13227) filed on May 25, 2023 and incorporated herein by reference).

4.3	Form of Indenture for Debt Securities.*
4.4	Form of Debt Security.*
4.5	Form of Warrant Agreement.*
5.1	Opinion of Brandon Boey.
8.1	Opinion regarding tax matters.*
23.1	Consent of RSM US LLP.
23.2	Consent of Brandon Boey (included in Exhibit 5.1).
24.1	Power of attorney.
107	Filing Fee Exhibit.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities, to the extent applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)
To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden, State of Maine, on March 26, 2025.
CAMDEN NATIONAL CORPORATION

By:	/s/ Simon R. Griffiths
Simon R. Griffiths
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities indicated on March 26, 2025.

Signature	Title

/s/ Simon R. Griffiths	President, Director and Chief Executive Officer (Principal Executive Officer)
Simon R. Griffiths

/s/ Michael R. Archer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Michael R. Archer

*	Director (Chairman)
Lawrence J. Sterrs

*	Director
Craig N. Denekas

*	Director
Rebecca Hatfield

*	Director
Larry K. Haynes

*	Director
S. Catherine Longley

*	Director
Raina L. Maxwell

*	Director
Marie McCarthy

*	Director
Robert D. Merrill

*	Director
James H. Page, Ph.D

*	Director
Robin A. Sawyer, CPA

*	Director
Carl J. Soderberg

*By: /s/ Simon R. Griffiths
Simon R. Griffiths As attorney-in-fact for the persons indicated pursuant to Power of Attorney filed herewith